Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES THIRD QUARTER 2024 RESULTS
NEW YORK, October 30, 2024 - MetLife, Inc. (NYSE: MET) today announced its third quarter 2024 results.
Third Quarter Results Summary
•Net income of $1.3 billion, or $1.81 per share, compared to net income of $422 million, or $0.56 per share, in the third quarter of 2023.
•Adjusted earnings of $1.4 billion, or $1.95 per share, compared to adjusted earnings of $1.5 billion, or $1.97 per share, in the third quarter of 2023.
•Book value of $39.02 per share, up 33 percent from $29.34 per share at September 30, 2023.
•Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA), of $54.72 per share, up 3 percent from $53.00 per share at September 30, 2023.
•Return on equity (ROE) of 20.2 percent.
•Adjusted ROE, excluding AOCI other than FCTA, of 14.6 percent.
•Holding company cash and liquid assets of $4.5 billion at September 30, 2024, which is above the target cash buffer of $3.0 - $4.0 billion.

"Despite lower variable investment income, MetLife demonstrated the financial attractiveness of our business in the third quarter, including an adjusted return on equity of 14.6%," said MetLife President and Chief Executive Officer Michel Khalaf. "Our unyielding focus on execution continues to drive strong momentum across our market-leading businesses."

Third Quarter 2024 Summary

($ in millions, except per share data)	Three Months Ended September 30,
	2024	2023	Change
Premiums, fees and other revenues	$12,523	$13,170	(5)%
Net investment income	5,227	4,825	8%
Net investment gains (losses)	(77)	(927)
Net derivative gains (losses)	767	(1,202)
Total revenues	$18,440	$15,866

Adjusted premiums, fees and other revenues	$12,471	$13,181	(5)%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,942	$11,720	2%

Market risk benefit remeasurement gains (losses)	$(531)	$796

Net income (loss)	$1,275	$422	202%
Net income (loss) per share	$1.81	$0.56	223%

Adjusted earnings	$1,375	$1,488	(8)%
Adjusted earnings per share	$1.95	$1.97	(1)%
Adjusted earnings, excluding total notable items	$1,359	$1,474	(8)%
Adjusted earnings, excluding total notable items per share	$1.93	$1.95	(1)%

Book value per share	$39.02	$29.34	33%
Book value per share, excluding AOCI other than FCTA	$54.72	$53.00	3%

Expense ratio	19.9%	18.6%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.7%	12.3%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.7%	20.6%

ROE	20.2%	7.0%
Adjusted ROE, excluding AOCI other than FCTA	14.6%	14.9%
Adjusted ROE, excluding total notable items (excludes AOCI other than FCTA)	14.4%	14.7%
Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.
Supplemental slides for the third quarter of 2024, titled “3Q24 Supplemental Slides” are available on the MetLife Investor Relations website at https://investor.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release. Supplemental information about MetLife's diversified global investment portfolio is contained in the "3Q24 - General Account Assets Under Management Fact Sheet," available on the above-mentioned website.

Total Company Discussion
MetLife reported third quarter 2024 premiums, fees and other revenues of $12.5 billion, down 5 percent compared to the third quarter of 2023. Adjusted premiums, fees and other revenues were also $12.5 billion, down 5 percent on a reported basis and down 4 percent on a constant currency basis from the prior-year period.
Net investment income was $5.2 billion, up 8 percent from the third quarter of 2023, primarily due to higher interest rates and increases in the estimated fair value of certain securities that do not qualify as separate accounts under GAAP. Adjusted net investment income was $5.1 billion, up 2 percent, primarily due to higher interest rates and asset growth.
Net investment losses were $77 million, or $61 million after tax during the quarter, reflecting normal trading activity and a stable credit environment. Net derivative gains amounted to $767 million, or $606 million after tax during the quarter, driven by the strengthening of the yen versus the U.S. dollar and the decline in interest rates in the third quarter, partially offset by market risk benefit remeasurement losses.
Net income was $1.3 billion, compared to net income of $422 million in the third quarter of 2023. The increase in net income was primarily driven by net derivative gains partially offset by market risk benefit remeasurement losses. On a per-share basis, net income was $1.81, compared to net income of $0.56 in the prior-year period.
MetLife reported adjusted earnings of $1.4 billion, down 8 percent on a reported basis, and down 6 percent on a constant currency basis, from the third quarter of 2023. On a per-share basis, adjusted earnings were $1.95, down 1 percent from the prior-year period.

Annual Actuarial Assumption Review and Other Insurance Adjustments
In the third quarter of 2024, MetLife performed its annual global actuarial assumption review. The actuarial assumption review and other insurance adjustments during the quarter positively impacted net income by $10 million and adjusted earnings by $16 million.
Adjusted Earnings by Segment Summary

	Three Months Ended September 30, 2024
Segment	Change from prior-year period (on a reported basis)	Change from prior-year period (on a constant currency basis)
Group Benefits	(27)%
Retirement and Income Solutions (RIS)	—%
Asia	11%	13%
Latin America	11%	23%
Europe, the Middle East and Africa (EMEA)	(20)%	(20)%
MetLife Holdings	(13)%

Business Discussions
All comparisons of the results for the third quarter of 2024 in the business discussions that follow are with the third quarter of 2023, unless otherwise noted.

GROUP BENEFITS

($ in millions)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Change
Adjusted earnings	$373	$510	(27)%
Notable item(s)	$(58)	$27
Adjusted earnings ex. notables	$431	$483	(11)%
Adjusted premiums, fees and other revenues	$6,146	$5,866	5%

•Adjusted earnings were $373 million, down 27 percent, primarily driven by the impact of a liability refinement included in the annual actuarial assumption review and other insurance adjustments, and less favorable non-medical health underwriting.
•Excluding notable items, adjusted earnings were $431 million, down 11 percent.
•Adjusted premiums, fees and other revenues were $6.1 billion, up 5 percent, primarily driven by strong growth in national accounts.
•Sales were up 9 percent year-to-date, primarily driven by strong growth in national accounts.

RIS

($ in millions)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Change
Adjusted earnings	$472	$470	—%
Notable item(s)	$104	$61
Adjusted earnings ex. notables	$368	$409	(10)%
Adjusted premiums, fees and other revenues	$1,579	$2,478	(36)%
Adjusted premiums, fees and other revenues, excluding PRT	$1,050	$1,017	3%

•Adjusted earnings were $472 million, essentially flat, driven by the impact of the annual actuarial assumption review and other insurance adjustments, offset by lower recurring interest margins.
•Excluding notable items, adjusted earnings were $368 million, down 10 percent.
•Adjusted premiums, fees and other revenues were $1.6 billion, compared to $2.5 billion in the prior-year period.
•Excluding pension risk transfers, adjusted premiums, fees and other revenues were $1.1 billion, up 3 percent, driven by strong sales in UK longevity reinsurance.
•Sales were up 42 percent year-to-date, driven by most products, including pension risk transfer deals.

ASIA

($ in millions)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Change	Constant currency change
Adjusted earnings	$306	$275	11%	13%
Notable item(s)	$(41)	$(94)
Adjusted earnings ex. notables	$347	$369	(6)%	(5)%
Adjusted premiums, fees and other revenues	$1,710	$1,743	(2)%	—%
Asia general account assets under management (at amortized cost)	$135,107	$124,684	8%	6%

•Adjusted earnings were $306 million, up 11 percent on a reported basis, and up 13 percent on a constant currency basis, driven by the impact of the annual actuarial assumption review and other insurance adjustments and favorable underwriting, partially offset by lower investment margins.
•Excluding notable items, adjusted earnings were $347 million, down 6 percent.
•Adjusted premiums, fees and other revenues were $1.7 billion, down 2 percent on a reported basis, and essentially flat on a constant currency basis.
•Asia general account assets under management (at amortized cost) were $135.1 billion, up 8 percent on a reported basis and up 6 percent on a constant currency basis.
•Sales were $590 million, down 1 percent on a constant currency basis, driven by lower sales in Japan, offset by growth in India and China.

LATIN AMERICA

($ in millions)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Change	Constant currency change
Adjusted earnings	$221	$199	11%	23%
Notable item(s)	$4	$0
Adjusted earnings ex. notables	$217	$199	9%	21%
Adjusted premiums, fees and other revenues	$1,496	$1,484	1%	11%

•Adjusted earnings were $221 million, up 11 percent on a reported basis, and up 23 percent on a constant currency basis, driven by higher Chilean encaje returns and volume growth in our key markets.
•Excluding notable items, adjusted earnings were $217 million, up 9 percent.
•Adjusted premiums, fees and other revenues were $1.5 billion, up 1 percent on a reported basis, and up 11 percent on a constant currency basis, driven by strong sales and solid persistency across the region.
•Sales were $383 million, up 12 percent from the prior-year period on a constant currency basis, with all key markets contributing across the region.

EMEA

($ in millions)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Change	Constant currency change
Adjusted earnings	$70	$88	(20)%	(20)%
Notable item(s)	$(5)	$18
Adjusted earnings ex. notables	$75	$70	7%	9%
Adjusted premiums, fees and other revenues	$655	$588	11%	14%

•Adjusted earnings were $70 million, down 20 percent on both a reported basis and a constant currency basis, due to the impact of the annual actuarial assumption review and other insurance adjustments, partially offset by volume growth across the region.
•Excluding notable items, adjusted earnings were $75 million, up 7 percent.
•Adjusted premiums, fees and other revenues were $655 million, up 11 percent on a reported basis and up 14 percent on a constant currency basis due to strong sales across the region.
•Sales were $249 million, up 32 percent on a constant currency basis, with strong growth in Turkey and Egypt.

METLIFE HOLDINGS

($ in millions)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Change
Adjusted earnings	$182	$208	(13)%
Notable item(s)	$12	$2
Adjusted earnings ex. notables	$170	$206	(17)%
Adjusted premiums, fees and other revenues	$793	$910	(13)%

•Adjusted earnings were $182 million, down 13 percent, primarily as a result of the reinsurance transaction completed in 2023.
•Excluding notable items, adjusted earnings were $170 million, down 17 percent.
•Adjusted premiums, fees and other revenues were $793 million, down 13 percent.

CORPORATE & OTHER

($ in millions)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Change
Adjusted earnings	$(249)	$(262)

•Adjusted loss of $249 million, compared to an adjusted loss of $262 million in the prior-year period.

INVESTMENTS

($ in millions)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Change
Adjusted net investment income	$5,143	$5,056	2%

•Adjusted net investment income was $5.1 billion, up 2 percent. Recurring investment income was $5.0 billion, compared with $4.9 billion in the prior-year period, driven by higher interest rates and asset growth. Variable investment income was $162 million, compared to $179 million in the prior-year period, driven by lower private equity returns.

THIRD QUARTER 2024 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three Months Ended September 30, 2024
Notable Items	Group Benefits	RIS	Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
Actuarial assumption review and other insurance adjustments	$(58)	$104	$(41)	$4	$(5)	$12	$0	$16
Total notable items	$(58)	$104	$(41)	$4	$(5)	$12	$0	$16

###

Contacts:     For Media:     Dave Franecki (973) 264-7465, Dave.Franecki@metlife.com
For Investors:      John Hall (212) 578-7888, John.A.Hall@metlife.com

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Asia, Latin America, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its third quarter 2024 earnings conference call on Thursday, October 31, 2024, from 9-10 a.m. (ET). The conference call will be available live via the internet. To listen to the conference call via the internet, click the following link to register (https://registrations.events/direct/Q4I79508686).

The conference call will be available for replay via telephone and the internet beginning at 11:00 a.m. (ET) on Thursday, October 31, 2024, until Thursday, November 7, 2024, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 800-770-2030 (U.S.) or 647-362-9199 (outside the U.S.). The Conference ID for the replay is 79508. To access the replay of the conference call via the internet, visit the MetLife Investor Relations webpage (https://investor.metlife.com).

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	return on equity; and	(vii)	return on MetLife, Inc.’s common stockholders’ equity; and
(viii)	adjusted return on equity, excluding AOCI other than FCTA.	(viii)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.
The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted net investment income;	(v)	net investment income;
(vi)	adjusted capitalization of deferred policy acquisition costs (DAC);	(vi)	capitalization of DAC;

(vii)	adjusted earnings available to common shareholders;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders, excluding total notable items;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ix)	adjusted earnings available to common shareholders per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xi)	adjusted return on equity;	(xi)	return on equity;
(xii)	adjusted return on equity, excluding AOCI other than FCTA;	(xii)	return on equity;
(xiii)	adjusted return on equity, excluding total notable items (excludes AOCI other than FCTA);	(xiii)	return on equity;
(xiv)	investment portfolio gains (losses);	(xiv)	net investment gains (losses);
(xv)	derivative gains (losses);	(xv)	net derivative gains (losses);
(xvi)	total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xvi)	total MetLife, Inc.’s stockholders’ equity;
(xvii)	total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xvii)	total MetLife, Inc.’s stockholders’ equity;
(xviii)	book value per common share, excluding AOCI other than FCTA;	(xviii)	book value per common share;
(xix)	free cash flow of all holding companies;	(xix)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xx)	adjusted other expenses;	(xx)	other expenses;
(xxi)	adjusted other expenses, net of adjusted capitalization of DAC;	(xxi)	other expenses, net of capitalization of DAC;
(xxii)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xxii)	other expenses, net of capitalization of DAC;
(xxiii)	adjusted expense ratio;	(xxiii)	expense ratio;
(xxiv)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxiv)	expense ratio;
(xxv)	direct expenses;	(xxv)	other expenses;
(xxvi)	direct expenses, excluding total notable items related to direct expenses;	(xxvi)	other expenses;
(xxvii)	direct expense ratio; and	(xxvii)	expense ratio; and
(xxviii)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxviii)	expense ratio.
Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and applied to the comparable prior period (“constant currency basis”).
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;
•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.
These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, and (iii) revenues and costs related to divested businesses, non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP.
Market volatility can have a significant impact on MetLife’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefits remeasurement gains (losses) and goodwill impairments. Further, policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments.
Asymmetrical and non-economic accounting adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment hedge adjustments").
•Other revenues include settlements of foreign currency earnings hedges and exclude asymmetrical accounting associated with in-force reinsurance.
•Policyholder benefits and claims excludes (i) amortization of basis adjustments associated with de-

designated fair value hedges of future policy benefits, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments, (iii) asymmetrical accounting associated with in-force reinsurance, and (iv) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts.
•Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments and asymmetrical accounting associated with in-force reinsurance.
Divested businesses are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.
Other adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income and interest credited to policyholder account balances excludes certain amounts related to contractholder-directed equity securities ("Unit-linked contract income") and ("Unit-linked contract costs").
•Other revenues include fee revenue on synthetic guaranteed interest contracts ("GICs") accounted for as freestanding derivatives.
•Other revenues exclude and other expenses include fees received in connection with services provided under transition service agreements.
•Other expenses exclude (i) implementation of new insurance regulatory requirements and other costs, and (ii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income attributable to noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.
Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity and related measures
•Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.
•Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of AOCI, and total notable items, net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).
The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
Asia General account (GA) assets under management (GA AUM) and related measures
Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale, and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to reinsurance arrangements with third-party reinsurers, and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties ("net mortgage loans") (including commercial ("net commercial mortgage loans"), agricultural ("net agricultural mortgage loans") and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on net mortgage loans (including net commercial mortgage loans, net agricultural mortgage loans and residential mortgage loans) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Statistical sales information:
•Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
•RIS: calculated using 10% of single premium contracts, on and off-balance sheet deposits, and the contract value for new UK longevity reinsurance contracts, and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
•Latin America, Asia and EMEA: calculated using 10% of single premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).
Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.
•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” "are confident," “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.
Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:
(1)economic condition difficulties, including risks relating to interest rates, credit spreads, declining equity or debt markets, real estate, obligors and counterparties, government default, currency exchange rates, derivatives, climate change, public health and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers' credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;
(11)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(12)MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;
(13)investment defaults, downgrades, or volatility;
(14)investment sales or lending difficulties;
(15)collateral or derivative-related payments;
(16)investment valuations, allowances, or impairments changes;
(17)claims or other results that differ from our estimates, assumptions, or models;
(18)global political, legal, or operational risks;
(19)business competition;
(20)technological changes;
(21)catastrophes;
(22)climate changes or responses to it;
(23)deficiencies in our closed block;
(24)goodwill or other asset impairment, or deferred income tax asset allowance;
(25)impairment of VOBA, value of distribution agreements acquired or value of customer relationships acquired;
(26)product guarantee volatility, costs, and counterparty risks;
(27)risk management failures;
(28)insufficient protection from operational risks;

(29)failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures;
(30)accounting standards changes;
(31)excessive risk-taking;
(32)marketing and distribution difficulties;
(33)pension and other postretirement benefit assumption changes;
(34)inability to protect our intellectual property or avoid infringement claims;
(35)acquisition, integration, growth, disposition, or reorganization difficulties;
(36)Brighthouse Financial, Inc. separation risks;
(37)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(38)legal- and corporate governance-related effects on business combinations.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(In millions)

	For the Three Months Ended
	September 30,
	2024	2023
Revenues
Premiums	$10,647	$11,230
Universal life and investment-type product policy fees	1,228	1,334
Net investment income	5,227	4,825
Other revenues	648	606
Net investment gains (losses)	(77)	(927)
Net derivative gains (losses)	767	(1,202)
Total revenues	18,440	15,866

Expenses
Policyholder benefits and claims	10,597	11,130
Policyholder liability remeasurement (gains) losses	(132)	(17)
Market risk benefit remeasurement (gains) losses	531	(796)
Interest credited to policyholder account balances	2,037	1,658
Policyholder dividends	150	153
Amortization of DAC and VOBA	516	499
Amortization of negative VOBA	(7)	(7)
Interest expense on debt	257	265
Other expenses, net of capitalization of DAC	2,497	2,447
Total expenses	16,446	15,332

Income (loss) before provision for income tax	1,994	534
Provision for income tax expense (benefit)	653	39
Net income (loss)	1,341	495
Less: Net income (loss) attributable to noncontrolling interests	(1)	6
Net income (loss) attributable to MetLife, Inc.	1,342	489
Less: Preferred stock dividends	67	67
Net income (loss) available to MetLife, Inc.'s common shareholders	$1,275	$422

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	For the Three Months Ended
	September 30,
	2024		2023
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$1,275	$1.81	$422	$0.56

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(77)	(0.11)	(927)	(1.23)
Net derivative gains (losses)	767	1.09	(1,202)	(1.59)
Market risk benefit remeasurement gains (losses)	(531)	(0.75)	796	1.05
Premiums	16	0.02	—	—
Universal life and investment-type product policy fees	—	—	—	—
Net investment income	84	0.12	(231)	(0.31)
Other revenues	36	0.05	(11)	(0.01)
Policyholder benefits and claims and policyholder dividends	50	0.08	69	0.10
Policyholder liability remeasurement (gains) losses	—	—	—	—
Interest credited to policyholder account balances	(222)	(0.32)	47	0.06
Capitalization of DAC	—	—	—	—
Amortization of DAC and VOBA	—	—	—	—
Amortization of negative VOBA	—	—	—	—
Interest expense on debt	—	—	—	—
Other expenses	(29)	(0.04)	(30)	(0.04)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit	(195)	(0.28)	429	0.57
Add: Net income (loss) attributable to noncontrolling interests	(1)	—	6	0.01
Preferred stock redemption premium	—	—	—	—
Adjusted earnings available to common shareholders	1,375	1.95	1,488	1.97
Less: Total notable items	16	0.02	14	0.02
Adjusted earnings available to common shareholders, excluding total notable items	$1,359	$1.93	$1,474	$1.95

Adjusted earnings available to common shareholders on a constant currency basis	$1,375	$1.95	$1,463	$1.94
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$1,359	$1.93	$1,449	$1.92

Weighted average common shares outstanding - diluted		703.7		755.5

See footnotes on last page.

MetLife, Inc.
(In millions)

	For the Three Months Ended
	September 30,
	2024	2023
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$12,523	$13,170
Less: Adjustments to premiums, fees and other revenues:
Asymmetrical and non-economic accounting	50	—
Other adjustments	(14)	(11)
Divested businesses	16	—
Adjusted premiums, fees and other revenues	$12,471	$13,181

Adjusted premiums, fees and other revenues, on a constant currency basis	$12,471	$12,992
Less: PRT	529	1,461
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,942	$11,531

Net Investment Income
Net investment income	$5,227	$4,825
Less: Adjustments to net investment income
Investment hedge adjustments	(129)	(232)
Unit-linked contract income	147	4
Other adjustments	66	(3)
Divested businesses	—	—
Adjusted net investment income	$5,143	$5,056

Revenues and Expenses
Total revenues	$18,440	$15,866
Less: Adjustments to total revenues:
Net investment gains (losses)	(77)	(927)
Net derivative gains (losses)	767	(1,202)
Investment hedge adjustments	(129)	(232)
Asymmetrical and non-economic accounting	50	—
Unit-linked contract income	147	4
Other adjustments	52	(14)
Divested businesses	16	—
Total adjusted revenues	$17,614	$18,237

Total expenses	$16,446	$15,332
Less: Adjustments to total expenses:
Market risk benefit remeasurement (gains) losses	531	(796)
Goodwill impairment	—	—
Asymmetrical and non-economic accounting	72	(49)
Market volatility	(52)	(64)
Unit-linked contract costs	143	(3)
Other adjustments	12	21
Divested businesses	26	9
Total adjusted expenses	$15,714	$16,214

See footnotes on last page.

MetLife, Inc.
(In millions, except per share and ratio data)

	For the Three Months Ended
	September 30,
	2024	2023
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(691)	$(742)
Less: Divested businesses	—	—
Adjusted capitalization of DAC	$(691)	$(742)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$3,188	$3,189
Less: Other adjustments	12	21
Less: Divested businesses	17	9
Adjusted other expenses	$3,159	$3,159

Other Detail and Ratios
Other expenses, net of capitalization of DAC	$2,497	$2,447

Premiums, fees and other revenues	$12,523	$13,170

Expense ratio	19.9%	18.6%

Direct expenses	$1,392	$1,447
Less: Total notable items related to direct expenses	—	—
Direct expenses, excluding total notable items related to direct expenses	$1,392	$1,447

Adjusted other expenses	$3,159	$3,159
Adjusted capitalization of DAC	(691)	(742)
Adjusted other expenses, net of adjusted capitalization of DAC	2,468	2,417
Less: Total notable items related to adjusted other expenses	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$2,468	$2,417

Adjusted premiums, fees and other revenues	$12,471	$13,181
Less: PRT	529	1,461
Adjusted premiums, fees and other revenues, excluding PRT	$11,942	$11,720

Direct expense ratio	11.2%	11.0%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.7%	12.3%
Adjusted expense ratio	19.8%	18.3%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.7%	20.6%

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	September 30,
Equity Details	2024	2023
Total MetLife, Inc.'s stockholders' equity	$30,885	$25,658
Less: Preferred stock	3,818	3,818
MetLife, Inc.'s common stockholders' equity	27,067	21,840
Less: Net unrealized investment gains (losses), net of income tax	(11,531)	(26,548)
Future policy benefits discount rate remeasurement gain (losses), net of income tax	2,004	10,245
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	4	(4)
Defined benefit plans adjustment, net of income tax	(1,371)	(1,308)
Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA	37,961	39,455
Less: Accumulated year-to-date total notable items	16	14
Total MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA)	$37,945	$39,441

	September 30,
Book Value (2)	2024	2023
Book value per common share	$39.02	$29.34
Less: Net unrealized investment gains (losses), net of income tax	(16.62)	(35.66)
Future policy benefits discount rate remeasurement gain (losses), net of income tax	2.89	13.77
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	0.01	(0.01)
Defined benefit plans adjustment, net of income tax	(1.98)	(1.76)
Book value per common share, excluding AOCI other than FCTA	$54.72	$53.00

Common shares outstanding, end of period (3)	693.7	744.4

	For the Three Months Ended
	September 30, (4)
Return on Equity	2024	2023
Return on MetLife, Inc.'s:
Common stockholders' equity	20.2%	7.0%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	21.8%	24.7%
Common stockholders' equity, excluding AOCI other than FCTA	14.6%	14.9%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA)	14.4%	14.7%

	For the Three Months Ended
	September 30,
Average Common Stockholders' Equity	2024	2023
Average common stockholders' equity	$25,251	$24,142
Average common stockholders' equity, excluding AOCI other than FCTA	$37,673	$40,001
Average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA)	$37,665	$39,994

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(In millions)

	For the Three Months Ended
	September 30,
	2024	2023

Group Benefits (5):

Adjusted earnings available to common shareholders	$373	$510
Less: Total notable items	(58)	27
Adjusted earnings available to common shareholders, excluding total notable items	$431	$483

Adjusted premiums, fees and other revenues	$6,146	$5,866

Retirement & Income Solutions (5):

Adjusted earnings available to common shareholders	$472	$470
Less: Total notable items	104	61
Adjusted earnings available to common shareholders, excluding total notable items	$368	$409

Adjusted premiums, fees and other revenues	$1,579	$2,478
Less: PRT	529	1,461
Adjusted premiums, fees and other revenues, excluding PRT	$1,050	$1,017

Asia:

Adjusted earnings available to common shareholders	$306	$275
Less: Total notable items	(41)	(94)
Adjusted earnings available to common shareholders, excluding total notable items	$347	$369

Adjusted earnings available to common shareholders on a constant currency basis	$306	$271
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$347	$365

Adjusted premiums, fees and other revenues	$1,710	$1,743
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,710	$1,704

Latin America:

Adjusted earnings available to common shareholders	$221	$199
Less: Total notable items	4	—
Adjusted earnings available to common shareholders, excluding total notable items	$217	$199

Adjusted earnings available to common shareholders on a constant currency basis	$221	$179
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$217	$179

Adjusted premiums, fees and other revenues	$1,496	$1,484
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,496	$1,349

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(In millions)

	For the Three Months Ended
	September 30,
	2024	2023

EMEA:

Adjusted earnings available to common shareholders	$70	$88
Less: Total notable items	(5)	18
Adjusted earnings available to common shareholders, excluding total notable items	$75	$70

Adjusted earnings available to common shareholders on a constant currency basis	$70	$87
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$75	$69

Adjusted premiums, fees and other revenues	$655	$588
Adjusted premiums, fees and other revenues, on a constant currency basis	$655	$573

MetLife Holdings (5):

Adjusted earnings available to common shareholders	$182	$208
Less: Total notable items	12	2
Adjusted earnings available to common shareholders, excluding total notable items	$170	$206

Adjusted premiums, fees and other revenues	$793	$910

Corporate & Other (5):

Adjusted earnings available to common shareholders	$(249)	$(262)
Less: Total notable items	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$(249)	$(262)

Adjusted premiums, fees and other revenues	$92	$112

See footnotes on last page.

MetLife, Inc.

			For the Three Months Ended
			September 30,
			2024	2023
Variable investment income (post-tax, in millions) (6)
Group Benefits			$2	$1
RIS			50	35
Asia			44	37
Latin America			8	5
EMEA			—	—
MetLife Holdings			29	35
Corporate & Other			(5)	28
Total variable investment income			$128	$141

	Segments: Group Benefits, RIS, Asia, Latin America and EMEA (7)
	Capital Deployed	Value of New Business	Internal Rate of Return	Payback (Years)
Value of new business ($ in billions)
2023	$3.6	$2.6	19%	5
2022	$3.7	$2.3	17%	6
2021	$2.8	$1.9	17%	6
2020	$3.2	$1.9	17%	6
2019	$3.8	$1.8	15%	7

See footnotes on last page.

MetLife, Inc.

September 30, 2024
Cash & Capital (8), (9) (in billions)
Holding Companies Cash & Liquid Assets	$4.5

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Book values exclude $3,818 million of equity related to preferred stock at both September 30, 2024 and 2023.

(3)	There were share repurchases of approximately $0.8 billion for the three months September 30, 2024. There were share repurchases of approximately $130 million in October 2024.

(4)	Annualized using quarter-to-date results.

(5)	Results on a constant currency basis are not included as constant currency impact is not significant.

(6)	Assumes a 21% tax rate.

(7)	Excludes MetLife Holdings; Value of New Business is the present value of future profits net of the cost of capital and time value of guarantees from new sales.

(8)
The total U.S. statutory adjusted capital is expected to be approximately $17.6 billion at September 30, 2024, down 2% from June 30, 2024. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company.

(9)	The expected Japan solvency margin ratio as of September 30, 2024 is approximately 745%.